Exhibit 99.1

                      PRESS RELEASE - FOR IMMEDIATE RELEASE

              OMEGA ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS


     TIMONIUM, MARYLAND - MAY 8, 2003 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended March 31, 2003. The Company reported net income available to common shareholders for the three-month period ended March 31, 2003 of $1.0 million or $0.03 per fully diluted common share on revenues of $24.6 million. This compares to a net loss of ($0.6) million or ($0.02) per fully diluted common share for the same period in the prior year. The Company also reported Funds From Operations ("FFO") on a fully diluted basis for the three months ended March 31, 2003 of $13.5 million or $0.25 per common share.

     Revenues for the three-month period ended March 31, 2003 totaled $24.6 million, a decrease of $19.4 million as compared to the same period in 2002. When excluding nursing home revenues of owned and operated assets, revenues increased $2.4 million versus the three-month period ended March 31, 2002. The increase was primarily a result of a lump sum $3.2 million legal settlement related to the Company's claims against certain parties for the alleged failure to file UCC financing statements in the Company's favor. The cash settlement proceeds were offset by related expenses incurred of $1.0 million resulting in a net gain of $2.2 million.

     Expenses for the three-month period ended March 31, 2003 totaled $18.6 million, a decrease of $20.9 million, from the three-month period ended March 31, 2002. Excluding nursing home expenses of owned and operated assets, expenses were $17.2 million for the three-month period ended March 31, 2003 versus $15.8 million for the same period in 2002. This $1.4 million increase in expenses was a result of a $4.6 million provision for impairment, partially offset by favorable reductions in general and administrative and legal expenses of $0.5 million and interest expense savings of $3.0 million primarily attributable to $85.2 million in reduced debt on our balance sheet versus the same period in 2002.

     Nursing home expenses, net of nursing home revenues, for owned and operated assets for the three-month period ended March 31, 2003 were $1.3 million compared to $2.0 million for the same period in 2002. This decrease was a result of the reduction of the number of owned and operated facilities from 19 at March 31, 2002 to one at March 31, 2003.

     A provision for impairment of $4.6 million was recorded for the three-month period ended March 31, 2003. The provision reduced the carrying value of a closed building to its fair value less costs to dispose. The building is being actively marketed for sale; however, there can be no assurance if, or when, such sale will be completed or whether such sales will be completed on terms that allow us to realize the carrying value of the asset.

     Funds from operations for the three-month period ended March 31, 2003, on a fully diluted basis, was $13.5 million or $0.25 per common share, an increase of $6.5 million, as compared to $7.0 million or $0.15 per common share for the same period in 2002 due to the factors mentioned above. The legal settlement increased FFO by $2.2 million and nursing home revenues and expenses, on a net basis, decreased FFO by $1.3 million. Both the legal settlement and net impact from the Company's owned and operated nursing home assets are included in the $13.5 million of fully diluted FFO. For further information, see the attached Funds From Operations schedule and notes.

     During the first quarter of 2003, the Company reduced its owned and operated assets from three to one, for a total reduction of 18 owned and operated assets since March 31, 2002. Specifically, the Company bought out a leasehold interest in one owned and operated Indiana facility for $0.5 million. In addition, the Company closed one Illinois facility which was previously classified as an owned and operated asset. This facility has been transferred to closed facilities and is included in the Company's Consolidated Balance Sheet. The Company intends to sell this closed facility as soon as practicable; however, there can be no assurance if, or when, this sale will be completed. The Company intends to operate the remaining owned and operated asset, which generated nursing home revenues, net of expenses, of $0.1 million for the three-month period ended March 31, 2003 for the Company's own account until it is able to re-lease, sell or close the facility. The facility and its respective operations are presented on a consolidated basis in the Company's financial statements.

     The Company believes that presentation of the Company's revenues and expenses, excluding nursing home owned and operated assets, provides a useful measure of the operating performance of the Company's core portfolio as a Real Estate Investment Trust ("REIT") in view of the disposition of all but one of the Company's owned and operated assets. For 2003, nursing home revenues, nursing expenses, operating assets and operating liabilities for the Company's owned and operated properties are shown on a net basis on the face of the Company's consolidated financial statements. For 2002, nursing home revenues, nursing home expenses, operating assets and operating liabilities for the Company's owned and operated properties are shown separately on a gross basis on the face of the Company's consolidated financial statements.

Portfolio Developments

     Sun Healthcare Group, Inc. ("Sun"). During the first quarter of 2003, Sun remitted rent of $5.0 million versus the contractual amount of $6.4 million. The Company has agreed with Sun to use letters of credit (posted by Sun as security deposits) in the amount of $1.4 million to make up the difference in rent and agreed to temporarily forebear in declaring a default under the lease caused by Sun's failure to restore the $1.4 million letter of credit. The Company holds additional security deposits (in the form of cash and letters of credit) in the amount of $1.4 million as of March 31, 2003.

     Also during the quarter, Sun announced "that it has opened dialogue with many of its landlords concerning the portfolio of properties leased to Sun and various of its consolidated subsidiaries. [Sun] is seeking a rent moratorium and/or rent concessions with respect to certain of its facilities and is seeking to transition its operations of certain facilities to new operators while retaining others." To this end, Sun has initiated conversations with the Company regarding a restructure of the Company's Master Lease. Although it is too early to predict the outcome of these conversations, it is likely that the Company's overall contractual rent will be reduced on certain facilities and that certain other facilities may be transitioned and re-leased to unaffiliated third-party operators. In April and May of 2003, Sun paid $1.3 million and $1.3 million, respectively, versus the monthly contractual rent of $2.2 million. The Company applied security deposits in the amount of $1.4 million. At the date of this release, Sun has exhausted its security deposits with the Company.

     Alterra Healthcare Corporation ("Alterra"). The Company currently leases eight assisted living facilities (325 units) located in seven states to subsidiaries of Alterra. In the first quarter of 2003, the Company was notified by Alterra that it did not intend to pay January rent and that a restructuring of its Master Lease was necessary. Subsequently, Alterra resumed and has continued to pay lease payments to the Company at an annualized rent of $1.45 million versus the fourth quarter 2002 annualized contractual rent of approximately $2.6 million. The Company is currently recognizing revenue on a cash basis.

     Alterra also announced during the first quarter of 2003, that, in order to facilitate and complete its on-going restructuring initiatives, they had filed a voluntary petition with the U.S. Bankruptcy Court for the District of Delaware to reorganize under Chapter 11 of the U.S. Bankruptcy Code. The Company is in the process of attempting to negotiate a restructure of the Master Lease. At this time it is too early to predict the outcome of the negotiations, including the ultimate impact of the bankruptcy proceedings or any subsequent developments.

     Claremont Health Care Holdings, Inc. During the first quarter of 2003, the Company completed a restructured transaction with Claremont Health Care Holdings, Inc. (formerly Lyric Health Care, LLC) whereby nine facilities formerly leased under two Master Leases were combined into one new ten-year Master Lease. Annual rent under the new lease is $6.0 million, the same amount of rent recognized in 2002 for these properties.

     Integrated Health Services, Inc. ("IHS"). During the three-month period ended March 31, 2003, the Company successfully re-leased nine facilities formerly operated by IHS. Accordingly, eight skilled nursing facilities ("SNFs"), which the Company held mortgages on, and one SNF, which the Company leased to IHS, have been re-leased to various unaffiliated third parties as described below. Titles to the eight properties, which the Company held mortgages on, have been transferred to wholly-owned subsidiaries of the Company by Deeds in Lieu of Foreclosure.

     Specifically, during the quarter ended March 31, 2003, the Company leased nine SNFs to four unaffiliated third-party operators as part of four separate transactions. Each of the nine facilities had formerly been operated by subsidiaries of IHS. The four transactions included: (i) a Master Lease of five SNFs in Florida representing 600 beds to affiliates of Seacrest Healthcare Management, LLC, which lease has a ten-year term and has an initial annual rent of $2.5 million; (ii) a month-to-month lease (following a minimum four-month term) on two SNFs in Georgia representing 304 beds to subsidiaries of Triad Health Management of Georgia, LLC, which lease has annualized rent of $0.7 million - the month-to-month structure results from Georgia Medicaid rate cuts (effective February 1, 2003) and the potential for future Georgia reimbursement changes; (iii) a lease of one SNF in Texas, representing 130 beds, to an affiliate of Senior Management Services of America, Inc., which lease has a ten-year term and has various rent step-ups, reaching $384,000 by year three, thereafter, increasing by the lesser of CPI or 2.5%; and (iv) re-leased one 159-bed SNF, located in the state of Washington to a subsidiary of Sun, with an initial lease term of eight years and an initial annual rent of $0.5 million.

     These lease transactions terminated substantially all remaining contractual and debt relationships with IHS.

Other Assets

     On May 7, 2003, the Company sold its investment in a Baltimore, Maryland asset, leased by the United States Postal Service, to FL Lajolla, Inc. for approximately $19.6 million. FL Lajolla, Inc. paid the Company $1.95 million and assumed a first mortgage of approximately $17.6 million. As a result of this transaction, the Company's debt balance is approximately $289 million versus $306 million at March 31, 2003.

Debt Maturity

     At the date of this release, the Company has $112.0 million in borrowings and $12.5 million in letters of credit outstanding under its credit facility maturing in December 2003. The Company's other credit facility matures in June 2005 and has $65.0 million in borrowings outstanding. The Company is in active negotiations with financial institutions to refinance both of its existing credit facilities. However, the Company can give no assurance as to if, or when, the refinancing will occur.

Dividend Policy

     The Company does not intend to consider reinstatement of preferred or common dividends until it has greater clarity with respect to its ability to refinance the credit facility maturing in December of 2003.

Conference Call

     The Company will be conducting a conference call on Thursday, May 8, 2003, at 10 a.m. EDT to review the Company's 2003 first quarter results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the "earnings call" icon on the Company's home page. Listening via webcast will require you to have Microsoft Media Player installed on your computer, which can be downloaded at no charge from the Company's website. Please allow up to 30 minutes prior to the call to download this software. Webcast replays of the call will be available on the Company's website for two weeks following the call. Additionally, a copy of this press release is available to investors on the "new releases" section of the Company's website.


                                   * * * * * *

     Omega is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At March 31, 2003, the Company owned or held mortgages on 221 skilled nursing and assisted living facilities with approximately 21,900 beds located in 28 states and operated by 35 third-party healthcare operating companies.


                        FOR FURTHER INFORMATION, CONTACT
                      Bob Stephenson, CFO at (410) 427-1722
                            ------------------------

This announcement includes forward-looking statements, including statements regarding extension or refinancing of debt and dividend policy. All forward looking statements included herein are based on information available to the Company on the date hereof. Such statements only speak as of the date hereof and the Company assumes no obligation to update such forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) the ability of the Company to dispose of assets held for sale on a timely basis and at appropriate prices; (ii) uncertainties relating to the operation of the Company's owned and operated assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;
(iii) the ability of the Company to manage, re-lease or sell owned and operated assets (iv) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (v) changes in the financial position of our operators; (vi) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company's mortgages and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (vii) the availability and cost of capital; (viii) competition in the financing of healthcare facilities; and (ix) other factors identified in the Company's filings with the Securities and Exchange Commission.

                        OMEGA HEALTHCARE INVESTORS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                          March 31,         December 31,
                                                                                            2003                2002
                                                                                         -------------------------------
                                                                                         (Unaudited)         (See note)
                                     ASSETS
Real estate properties
   Land and buildings at cost...................................................         $ 713,373            $ 669,188
   Less accumulated depreciation................................................          (123,023)            (117,986)
                                                                                         -------------------------------
      Real estate properties - net..............................................           590,350              551,202
   Mortgage notes receivable - net..............................................           124,667              173,914
                                                                                         -------------------------------
                                                                                           715,017              725,116
Other investments - net.........................................................            40,722               36,887
                                                                                         -------------------------------
                                                                                           755,739              762,003
Assets held for sale - net......................................................             2,324                2,324
                                                                                         -------------------------------
   Total investments............................................................           758,063              764,327
Cash and cash equivalents.......................................................            25,673               15,178
Accounts receivable - net.......................................................             3,769                2,766
Interest rate cap...............................................................             6,634                7,258
Other assets....................................................................             5,970                5,597
Operating assets for owned properties...........................................                 -                8,883
Operating assets and liabilities for owned properties - net.....................               222                    -
                                                                                         -------------------------------
   Total assets.................................................................         $ 800,331            $ 804,009
                                                                                         ===============================

                   LIABILITIES AND STOCKHOLDERS EQUITY
Revolving lines of credit.......................................................         $ 177,000            $ 177,000
Unsecured borrowings............................................................           100,000              100,000
Other long-term borrowings......................................................            29,344               29,462
Accrued expenses and other liabilities..........................................             8,902               13,234
Operating liabilities for owned properties......................................                 -                4,612
                                                                                         -------------------------------
   Total liabilities............................................................           315,246              324,308
                                                                                         -------------------------------

Preferred stock.................................................................           212,342              212,342
Common stock and additional paid-in capital.....................................           484,788              484,766
Cumulative net earnings.........................................................           157,230              151,245
Cumulative dividends paid.......................................................          (365,654)            (365,654)
Unamortized restricted stock awards.............................................              (116)                (116)
Accumulated other comprehensive loss............................................            (3,505)              (2,882)
                                                                                         -------------------------------
   Total stockholders equity....................................................           485,085              479,701
                                                                                         -------------------------------
   Total liabilities and stockholders equity....................................         $ 800,331            $ 804,009
                                                                                         ===============================

Note - The balance sheet at December 31, 2002 has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                 See notes to consolidated financial statements.

                        OMEGA HEALTHCARE INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
                    (In thousands, except per share amounts)

                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                        2003            2002
                                                                                     --------------------------
Revenues
   Rental income................................................................      $ 16,674        $ 15,431
   Mortgage interest income.....................................................         4,392           5,412
   Other investment income - net................................................           990           1,103
   Nursing home revenues of owned and operated assets...........................             -          21,748
   Litigation settlement........................................................         2,187               -
   Miscellaneous................................................................           321             230
                                                                                     --------------------------
                                                                                        24,564          43,924
Expenses
   Nursing home expenses of owned and operated assets...........................             -          23,700
   Nursing home revenues and expenses of owned and operated assets - net........         1,333               -
   Depreciation and amortization................................................         5,329           5,326
   Interest.....................................................................         5,112           8,138
   General and administrative...................................................         1,471           1,719
   Legal........................................................................           558             855
   State taxes..................................................................           158             129
   Provision for impairment.....................................................         4,618               -
   Adjustment of derivatives to fair value......................................             -            (400)
                                                                                     --------------------------
                                                                                        18,579          39,467
                                                                                     --------------------------

Net income......................................................................         5,985           4,457
Preferred stock dividends.......................................................        (5,029)         (5,029)
                                                                                     --------------------------
Net income (loss) available to common...........................................      $    956        $   (572)
                                                                                     ==========================

Income (loss) per common share:
   Net income (loss) per share - basic..........................................      $   0.03        $  (0.02)
                                                                                     ==========================
   Net income (loss) per share - diluted........................................      $   0.03        $  (0.02)
                                                                                     ==========================

Dividends declared and paid per common share....................................      $      -        $      -
                                                                                     ==========================
Weighted-average shares outstanding, basic......................................        37,145          27,421
                                                                                     ==========================
Weighted-average shares outstanding, diluted....................................        37,145          27,421
                                                                                     ==========================

Components of other comprehensive income:
   Unrealized gain on Omega Worldwide, Inc......................................      $      -        $    547
                                                                                     ==========================
   Unrealized (loss) gain on hedging contracts..................................      $   (623)       $    283
                                                                                     ==========================
Total comprehensive income......................................................      $  5,362        $  5,287
                                                                                     ==========================

                 See notes to consolidated financial statements.

                        OMEGA HEALTHCARE INVESTORS, INC.
                              FUNDS FROM OPERATIONS
                                    Unaudited
                    (In thousands, except per share amounts)

                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                        2003            2002
                                                                                     --------------------------
Net income (loss) available to common...........................................      $    956        $   (572)
   Plus impairment charge.......................................................         4,618               -
                                                                                     --------------------------
     Sub-total..................................................................         5,574            (572)
   Elimination of non-cash items included in net income (loss):
     Depreciation...............................................................         5,282           5,280
     Amortization...............................................................            47              46
     Adjustment of derivatives to fair value....................................             -            (400)
                                                                                     --------------------------
Funds from operations, basic....................................................        10,903           4,354
Series C Preferred Dividends....................................................         2,621           2,621
                                                                                     --------------------------
Funds from operations, diluted..................................................      $ 13,524        $  6,975
                                                                                     --------------------------

Weighted-average common shares outstanding, basic...............................        37,145          27,421
   Assumed conversion of Series C Preferred Stock...............................        16,775          16,775
   Assumed exercise of stock options............................................             3           1,057
                                                                                     --------------------------
Weighted-average common shares outstanding, diluted.............................        53,923          45,253
                                                                                     ==========================
FFO per share, basic............................................................      $   0.29        $   0.16
FFO per share, diluted*.........................................................      $   0.25        $   0.15

Adjusted Funds from operations:
   Funds from operations, diluted...............................................      $ 13,524        $  6,975
   Less legal settlements.......................................................        (2,187)              -
   Less nursing home revenues...................................................        (1,539)        (21,748)
   Plus nursing home expenses...................................................         2,872          23,700
                                                                                     --------------------------
Adjusted Funds from operations..................................................      $ 12,670        $  8,927
                                                                                     ==========================

*  Lower of basic or diluted FFO per share

     The Company believes that Funds From Operations ("FFO") is an important supplemental measure of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. The Company generally uses the National Association of Real Estate Investment
Trusts' ("NAREIT") measure of FFO. The Company defines FFO as net income available to common stockholders, adjusted for the effects of asset dispositions and impairments and certain non-cash items, primarily depreciation and amortization. FFO herein is not necessarily comparable to FFO presented by other REITs due to the fact that not all REITs use the same definition. Diluted FFO is adjusted for the assumed conversion of Series C preferred stock and the exercise of in-the-money stock options.

     Adjusted FFO is calculated as diluted FFO less revenues and expenses related to nursing home operations and non-recurring revenue items. The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company's core portfolio as a REIT in view of the disposition of all but one of the Company's owned and operated assets.

     Neither FFO nor Adjusted FFO represents cash generated from operating activities in accordance with GAAP, and therefore, should not be considered alternatives to net income as indications of operating performance or to net cash flow from operating activities, as determined by GAAP, as a measure of liquidity, and such measures are not necessarily indicative of cash available to fund cash needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and Adjusted FFO should be examined in conjunction with net income as presented elsewhere in this Press Release.

     Nursing home revenues and nursing home expenses in our consolidated financial statements which relate to our owned and operated assets are as follows:

                                                   Three Months Ended
                                                        March 31,
                                                 --------------------------
                                                    2003            2002
                                                 --------------------------
                                                        (Unaudited)
                                                       (In thousands)
Nursing home revenues (1)
Medicaid......................................    $   855         $13,503
Medicare......................................        272           4,257
Private & other...............................        412           3,988
                                                 --------------------------
  Total nursing home revenues (2).............      1,539          21,748
                                                 --------------------------

Nursing home expenses
Patient care expenses.........................        866          15,278
Administration................................      1,111           4,502
Property & related............................        209           1,592
Leasehold buyout expense......................        582               -
Management fees...............................         76           1,200
Rent..........................................         28           1,128
                                                 --------------------------
  Total nursing home expenses (2).............      2,872          23,700
                                                 --------------------------
Nursing home revenues and expenses of owned
  and operated assets - net (2)...............    $(1,333)        $     -
                                                 ==========================

(1) Nursing home revenues from these owned and operated assets are recognized as services are provided.

(2) Nursing home revenues and expenses of owned and operated assets for the three months ended March 31, 2003 are shown on a net basis on the face of our Consolidated Statements of Operations and are shown on a gross basis for the three months ended March 31, 2002.

     The table below reconciles reported revenues and expenses to revenues and expenses excluding nursing home revenues and expenses of owned and operated assets. Nursing home revenues and expenses of owned and operated assets for the three-month period ended March 31, 2003 are shown on a net basis on the face of the Company's Consolidated Statements of Operations and are shown on a gross basis for the three-month period ended March 31, 2002. Since nursing home revenues are not included in reported revenues for the three-month period ended March 31, 2003, no adjustment is necessary to exclude nursing home revenues.

                                                     Three Months Ended
                                                          March 31,
                                                 --------------------------
                                                    2003            2002
                                                 --------------------------
                                                        (Unaudited)
                                                       (In thousands)

Total revenues................................    $24,564         $43,924
  Nursing home revenues of owned and
    operated assets...........................          -          21,748
                                                 --------------------------
    Revenues excluding nursing home revenues
      of owned and operated assets............    $24,564         $22,176
                                                 ==========================

Total expenses................................    $18,579         $39,467
  Nursing home expenses of owned and
    operated assets...........................          -          23,700
  Nursing home revenues and expenses of owned
    and operated assets - net.................      1,333               -
                                                 --------------------------
    Expenses excluding nursing home expenses
      of owned and operated assets............    $17,246         $15,767
                                                 ==========================


     The  assets  and  liabilities  in  the  Company's   consolidated  financial
statements which relate to our owned and operated assets are as follows:

                                                  March 31,    December 31,
                                                    2003            2002
                                                 --------------------------
                                                        (Unaudited)
                                                       (In thousands)
                           ASSETS
Cash .........................................    $   562         $   838
Accounts receivable - net (1).................      4,810           7,491
Other current assets (1)......................        277           1,207
                                                 --------------------------
   Total current assets.......................      5,649           9,536
                                                 --------------------------
Investment in leasehold - net (1).............          -             185
                                                 --------------------------
Land and buildings............................      5,294           5,571
Less accumulated depreciation.................       (567)           (675)
                                                 --------------------------
Land and buildings - net......................      4,727           4,896
                                                 --------------------------
Assets held for sale - net....................          -           2,324
                                                 --------------------------
   Total assets...............................    $10,376         $16,941
                                                 ==========================

                         LIABILITIES
Accounts payable..............................    $   818         $   389
Other current liabilities.....................      4,047           4,223
                                                 --------------------------
   Total current liabilities..................      4,865           4,612
                                                 --------------------------
Total liabilities (1).........................    $ 4,865         $ 4,612
                                                 ==========================

Operating assets and liabilities for owned
  properties - net (1)........................    $   222         $     -
                                                 ==========================

(1) Operating assets and liabilities for owned properties as of March 31, 2003 are shown on a net basis on the face of the Company's Consolidated Balance Sheet and are shown on a gross basis as of December 31, 2002.

Omega Healthcare Investors, Inc.
Summary of Investment Activity
First Quarter 2003

                                                                                                                 Assets
                                                                                                     Total        Held
                                           Purchase /    Mortgages      Owned &      Closed        Healthcare     for
          Facility Count                   Leaseback     Receivable    Operated     Facilities     Facilities     Sale       Total
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002...........        148           63              3           8            222            4         226
Properties transferred to assets
  held for sale........................          -            -              -           -              -            -           -
Properties closed......................         (1)          (1)            (1)          3              -            -           -
Properties sold/mortgages paid.........          -            -              -           -              -            -           -
Transition leasehold interest..........          -            -             (1)          -             (1)           -          (1)
Properties leased /mortgages placed....          -            -              -           -              -            -           -
Properties transferred to
  purchase/leaseback...................          8           (8)             -           -              -            -           -
------------------------------------------------------------------------------------------------------------------------------------
  Balance at March 31, 2003............        155           54              1          11            221            4         225
====================================================================================================================================

         Investment ($000's)
---------------------------------------
Balance at December 31, 2002...........   $659,538     $173,914       $  5,571     $  4,079       $843,102     $  2,324    $845,426
Properties transferred to assets
  held for sale........................          -            -              -            -              -            -           -
Properties closed......................     (5,900)      (1,200)          (309)       7,409              -            -           -
Properties sold/mortgages paid.........          -            -              -            -              -            -           -
Transition leasehold interest..........          -            -              -            -              -            -           -
Properties leased/mortgages placed.....          -            -              -            -              -            -           -
Properties transferred to
  purchase/leaseback...................     47,571      (47,571)             -            -              -            -           -
Impairment on properties...............          -            -              -       (4,618)        (4,618)           -      (4,618)
Capex and other........................          -         (476)            32            -           (444)           -        (444)
------------------------------------------------------------------------------------------------------------------------------------
  Balance at March 31, 2003............   $701,209     $124,667       $  5,294     $  6,870       $838,040     $  2,324    $840,364
====================================================================================================================================